AMENDMENT NO. 7 TO MANAGEMENT AGREEMENT


     This Amendment No. 7 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003 and December 1, 2003 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of January, 2004.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:




                        Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Lord Abbett Bond Debenture Portfolio                         0.60% of first $500 million of such assets plus
                                                             0.55% of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Harris Oakmark International Portfolio                       0.85% of first $500 million of such assets plus 0.80%
                                                             of such assets over $500 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/AIM Mid Cap Core Equity Portfolio                        0.75% of first $150 million of such assets plus 0.70%
                                                             of such assets over $150 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Met/Putnam Research Portfolio                                0.80% of first $150 million of such assets plus 0.70%
                                                             of such assets over $150 million
------------------------------------------------------------ ---------------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2004.


                                             MET INVESTORS SERIES TRUST


                                             By:______________________
                                                  Name:  Elizabeth M. Forget
                                                  Title:    President



                                             MET INVESTORS ADVISORY LLC


                                             By:_______________________
                                                  Name:  Elizabeth M. Forget
                                                  Title:    President